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                       FIRST METROPOLITAN SECURITIES, INC.



                                                         _________________, 1997



TTR Inc.
2 Hanagar Street
Kfar Saba, Israel 44425

Attention: Mr. Marc D. Tokayer, President

Gentlemen:

               This letter, when executed by the parties hereto, will constitute an agreement between TTR Inc. (the "Company") and First Metropolitan Securities, Inc. ("First Metropolitan") pursuant to which the Company agrees to retain First Metropolitan and First Metropolitan agrees to be retained by the Company under the terms and conditions set forth below.

               1. The Company hereby retains First Metropolitan to perform consulting services related to corporate finance and other financial services matters, and First Metropolitan hereby accepts such retention. In this regard, subject to the terms set forth below, First Metropolitan shall furnish to the Company advice and recommendations with respect to such aspects of the business and affairs of the Company as the Company shall, from time to time, reasonably request upon reasonable notice.

               2. As compensation for the services described in paragraph 1 above, the Company shall pay to First Metropolitan a yearly fee of $50,000, for a period of two years, both years fee to be paid in advance, in full on the date hereof. In addition, the Company will reimburse First Metropolitan for any and all reasonable expenses incurred by First Metropolitan in the performance of its duties hereunder, and First Metropolitan shall account for such expenses to the Company. Such reimbursement shall accumulate and be paid monthly. Nothing contained herein shall prohibit First Metropolitan from receiving any additional compensation under paragraphs 3 and 4 herein or otherwise.

               3. In addition, First Metropolitan shall hold itself ready to assist the Company in evaluating and negotiating particular contracts or transactions, if requested to do so by the Company, upon reasonable notice, and will undertake such evaluations and negotiations upon prior written agreement as to additional compensation to be paid by the Company to First Metropolitan with respect to such evaluations and negotiations. Nothing herein shall require the Company to utilize First Metropolitan's services in any particular transactions nor shall limit the Company's obligations arising under any other agreement or understanding.








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               4. The Company and First  Metropolitan  further  acknowledge  and agree that First Metropolitan may act as a finder or financial consultant in various business transactions in which the Company may be involved, such as mergers, acquisitions or joint ventures. The Company hereby agrees that in the event First Metropolitan shall introduce to the Company another party or entity, and that as a result of such introduction, a transaction is consummated, the Company shall pay to First Metropolitan a fee equal to (i) five percent (5%) of the first $1,000,000; (ii) four percent (4%) of the second $1,000,000; (iii) three percent (3%) of the third $1,000,000; and (iv) two percent (2%) of any consideration over $4,000,000 involved in any transaction. Such fee shall be paid in cash at and subject to the closing of the transaction to which it relates, and shall be payable whether or not the transaction involves stock, or a combination of stock and cash, or is made on the installment sale basis. In addition, if the Company shall, within 36 months immediately following the termination of this Agreement, consummate a transaction with any party or entity introduced by First Metropolitan to the Company, the Company shall pay to First Metropolitan a fee with respect to such transaction calculated in accordance with this paragraph. Nothing herein shall prevent the Company from utilizing other individuals or entities in such capacities nor shall limit the Company's obligations arising under any other agreement or understanding. As used herein, "Company" shall include any and all subsidiaries and/or affiliates of the Company.

               5. All obligations of First Metropolitan contained herein shall be subject to First Metropolitan's reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received. First Metropolitan shall devote such time and effort to the performance of its duties hereunder as First Metropolitan shall determine is reasonably necessary for such performance. First Metropolitan may look to such others for such factual information, investment recommendations, economic advice and/or research, upon which to base its advice to the Company hereunder, as it shall deem appropriate. The Company shall furnish to First Metropolitan all information relevant to the performance by First Metropolitan of its obligations under this Agreement, or particular projects as to which First Metropolitan is acting as advisor, which will permit First Metropolitan to know all facts material to the advice to be rendered, and all material or information reasonably requested by First Metropolitan. In the event that the Company fails or refuses to furnish any such material or information reasonably requested by First Metropolitan, and thus prevents or impedes First Metropolitan's performance hereunder, any inability of First Metropolitan to perform shall not be a breach of its obligations hereunder.

               6. Nothing contained in this Agreement shall limit or restrict the right of First Metropolitan or of any partner, employee, agent or representative of First Metropolitan, to be a partner, director, officer, employee, agent or representative of, or to engage in, any other business, whether of a similar nature or not, nor to limit or restrict the right of First Metropolitan to render services of any kind to any other corporation, firm, individual or association.

               7. First Metropolitan will hold in confidence any confidential information which the Company provides to First Metropolitan pursuant to this Agreement which is

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designated   by  an   appropriate   stamp  or  legend  as  being   confidential.
Notwithstanding the foregoing, First Metropolitan shall not be required to maintain confidentiality with respect to information (i) which is or becomes part of the public domain not due to the breach of this agreement by First Metropolitan; (ii) of which it had independent knowledge prior to disclosure;
(iii) which comes into the possession of First Metropolitan in the normal and routine course of its own business from and through independent non-confidential sources; or (iv) which is required to be disclosed by First Metropolitan by governmental requirements. If First Metropolitan is requested or required (by oral questions, interrogatories, requests for information or document subpoenas, civil investigative demands, or similar process) to disclose any confidential
information   supplied  to  it  by  the  Company,  or  the  existence  of  other
negotiations   in  the  course  of  its   dealings   with  the  Company  or  its
representatives, First Metropolitan shall, unless prohibited by law, promptly notify the Company of such request(s) so that the Company may seek an appropriate protective order.

               8. The Company agrees to indemnify and hold harmless First Metropolitan, its partners, employees, agents, representatives and controlling persons (and the officers, directors, employees, agents, representatives and controlling persons of each of them) from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which First Metropolitan is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of First Metropolitan's service pursuant to this Agreement so long as First Metropolitan shall not have committed an intentional or willful misconduct, or shall have acted grossly negligent, in connection with the services which form the basis of the claim for indemnification. The Company further agrees that First Metropolitan shall incur no liability to the Company or any other party on account of this Agreement or any acts or omissions arising out of or related to the actions of First Metropolitan relating to this Agreement or the performance or failure to perform any services under this Agreement except for First Metropolitan's intentional or wilful misconduct. This paragraph shall survive the termination of this Agreement.

               9. This Agreement may not be transferred, assigned or delegated by any of the parties hereto without the prior written consent of the other party hereto.

               10. The failure or neglect of the parties hereto to insist, in any one or more instances, upon the strict performance of any of the terms or conditions of this Agreement, or their waiver of strict performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment in the future of such term or condition, but the same shall continue in full force and effect.

               11. This Agreement is for a term of twenty-four (24) months and may not be terminated by the Company. This Agreement may be terminated by First Metropolitan at any

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time upon 30 days' notice;  provided First  Metropolitan shall repay any portion of their fee which was not earned on the effective date of such termination ($6,250.00 multiplied by the number of months paid in advance). Paragraphs 4, 7 and 8 shall survive the expiration or termination of this Agreement under all circumstances.

               12. Any notices hereunder shall be sent to the Company and to First Metropolitan at their respective addresses set forth above. Any notice shall be given by certified mail, return receipt requested, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

               13. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without giving effect to principles governing conflicts of law.

               14. This Agreement contains the entire agreement between the parties, may not be altered or modified, except in writing and signed by the party to be charged thereby, and supersedes any and all previous agreements between the parties relating to the subject matter hereof.

               15. This Agreement shall be binding upon the parties hereto, the indemnified parties referred to in the Indemnification Provisions, and their respective heirs, administrators, successors and permitted assigns.

               If you are in agreement with the foregoing, please execute two copies of this letter in the space provided below and return them to the undersigned.

                                                   Very truly yours,

                                            FIRST METROPOLITAN SECURITIES, INC.



                                             By:   _____________________________
                                                   Name:
                                                   Title:

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE WRITTEN

TTR INC.


 By:    ___________________________
        Marc D. Tokayer, President

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